EXHIBIT 5.1

Michael A. McGrail

Deputy General Counsel

PPL

Two North Ninth Street

Allentown, PA 18101-1179

March 25, 2009

PPL Corporation

PPL Capital Funding, Inc.

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

Ladies and Gentlemen:

I am Deputy General Counsel of PPL Services Corporation, an affiliate of PPL Corporation, a Pennsylvania corporation (“PPL”), PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital”), PPL Energy Supply, LLC, a Delaware limited liability company (“PPL Energy”) and PPL Electric Utilities Corporation, a Pennsylvania corporation (“PPL Electric” and together with PPL, PPL Capital and PPL Energy, the “Registrants”). I have acted as counsel to the Registrants in connection with the proposed issuance and sale from time to time of a presently indeterminate aggregate amount of securities (“Securities”), including

(i)	shares of PPL’s Common Stock, par value $.01 per share (“PPL Common Stock”);

(ii)	contracts to purchase shares of PPL Common Stock (“Stock Purchase Contracts”), and/or stock purchase units, each representing either (A) a Stock Purchase Contract, or (B) a Stock Purchase Contract and debt securities or preferred trust securities of third parties that are pledged to secure the stock purchase unit holders’ obligations to purchase PPL Common Stock under the Stock Purchase Contracts (“Stock Purchase Units”);

(iii)	shares of PPL’s Preferred Stock, par value $.01 per share (“PPL Preferred Stock”), and/or PPL’s depositary shares (“PPL Depositary Shares”), to be issued under a deposit agreement (“PPL Deposit Agreement”) and representing a fractional interest in PPL Preferred Stock;

(iv)

unsecured and unsubordinated debt securities of PPL Capital (“PPL Capital Debt Securities”), together with guarantees (the “Guarantees”) of PPL as to payment of principal, interest and premium, if any, thereon, such PPL Capital Debt Securities and the Guarantees to be issued under an Indenture dated as of

November 1, 1997, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to the PPL Capital Debt Securities (the “PPL Capital Indenture”), of PPL Capital and PPL to The Bank of New York Mellon, as trustee;

(v)	preferred limited liability company membership interests in PPL Energy (“PPL Energy Preferred Securities”);

(vi)	unsecured and unsubordinated debt securities of PPL Energy (“PPL Energy Debt Securities”) to be issued under an Indenture dated as of October 1, 2001, as heretofore amended and supplemented and as may be further amended or supplemented by one or more supplements relating to the PPL Energy Debt Securities (the “PPL Energy Indenture”), of PPL Energy to JPMorgan Chase Bank, N.A., as trustee;

(vii)	shares of PPL Electric’s series preferred stock (“PPL Electric Preferred Stock”) or preference stock of PPL Electric (“PPL Electric Preference Stock”), and/or PPL Electric’s depositary shares (“PPL Electric Depositary Shares”), to be issued under a deposit agreement (“PPL Electric Deposit Agreement”) and representing a fractional interest in PPL Electric Preferred Stock or PPL Electric Preference Stock;

(viii)	PPL Electric’s senior secured debt securities (“PPL Electric Secured Debt Securities”), to be issued under PPL Electric’s Indenture dated as of August 1, 2001 to The Bank of New York Mellon, as trustee, as heretofore amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures relating to the PPL Electric Secured Debt Securities (the “PPL Electric Indenture”);

(ix)	unsecured and subordinated debt securities of PPL Capital (“PPL Capital Subordinated Debt Securities”), together with guarantees (the “Subordinated Guarantees”) of PPL as to payment of principal, interest and premium, if any, thereon, such PPL Capital Subordinated Debt Securities and the Guarantees to be issued under a Subordinated Indenture dated as of March 1, 2007, as heretofore amended and supplemented and as may be further amended or supplemented by one of more supplements relating to the PPL Capital Subordinated Debt Securities (the “PPL Capital Subordinated Indenture”), of PPL Capital and PPL to The Bank of New York Mellon, as trustee;

(x)	unsecured and subordinated debt securities of PPL Energy (“PPL Energy Subordinated Debt Securities”) to be issued under a subordinated indenture, as it may be amended or supplemented by one or more supplements relating to the PPL Energy Subordinated Debt Securities (the “PPL Energy Subordinated Indenture”), of PPL Energy to The Bank of New York Mellon, as trustee; and

(xi)	certain other securities of the Registrants;

all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by the Registrants with the Securities and Exchange Commission (“Commission”) on or about the date hereof for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), and for the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the PPL Capital Indenture, the PPL Energy Indenture, the PPL Electric Indenture, the PPL Capital Subordinated Indenture and the PPL Energy Subordinated Indenture and, to the extent necessary, the purchase contract agreement to be entered into in connection with the issuance of Stock Purchase Contracts or Stock Purchase Units (the “Purchase Contract Agreement”).

For purposes of this opinion letter, I have assumed that, at the time of offer, issuance and sale of any Securities (i) the Registration Statement, as it may be amended, shall have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (ii) one or more supplements to the prospectus which describe such Securities and specify certain pricing and issuance terms of such Securities have been filed with the Commission; (iii) the indenture pursuant to which such Securities have been issued and, if applicable, the Purchase Contract Agreement, shall have become qualified under the Trust Indenture Act; (iv) the Board of Directors or managers of the Registrant or Registrants issuing such Securities, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any prospectus supplements relating to such Securities; (v) in the case of Securities issued by PPL Electric, one or more appropriate Securities Certificates with respect to such Securities shall have been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended, or in the case of PPL Electric Secured Debt Securities having a maturity of less than one year from the date of execution, PPL Electric shall have received an appropriate order of the Federal Energy Regulatory Commission pursuant to Section 204 of the Federal Power Act authorizing such issuance; and (vi) there shall not have occurred any change in law or any authorization affecting the legality or enforceability of such Security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Registrant issuing such Security with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon such Registrant, or any restriction imposed by any court or governmental body having jurisdiction over such Registrant.

I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you that I am of the opinion that:

A.	PPL and PPL Capital Securities

1. The PPL Common Stock and the PPL Preferred Stock will be validly issued, fully paid and non-assessable when:

(a)	in the case of the PPL Preferred Stock, a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Department of State of the Commonwealth of Pennsylvania in the form and manner required by law; and

(b)	in the case of the PPL Common Stock and the PPL Preferred Stock, such Securities shall have been issued, sold and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

2. The Stock Purchase Contracts and Stock Purchase Units will be legally issued and binding obligations of PPL when:

(a)	the Purchase Contract Agreement shall have been duly executed and delivered by PPL and the purchase contract agent in accordance with the necessary corporate authorizations;

(b)	PPL shall have duly established the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be, and the terms of their issuance and sale in conformity with the applicable governing documents and applicable law and such Stock Purchase Contracts or Stock Purchase Units have been duly executed and authenticated in accordance with the applicable governing documents; and

(c)	such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued, sold and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

3. The PPL Depositary Shares will be legally issued and will entitle holders to the rights specified therein and in the PPL Deposit Agreement when:

(a)	the PPL Deposit Agreement shall have been duly executed and delivered by PPL and the applicable depositary in accordance with the necessary corporate authorizations;

(b)	PPL shall have duly established the terms of the PPL Depositary Shares and their issuance and sale in conformity with the PPL Deposit Agreement and applicable law, and the PPL Preferred Stock represented by the PPL Depositary Shares has been duly delivered to the applicable depositaries; and

(c)	the depositary receipts evidencing the PPL Depositary Shares shall have been duly issued against deposit of the PPL Preferred Stock in accordance with the applicable PPL Deposit Agreement and issued, sold and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with the acts, proceedings and documents referred to above.

4. The PPL Capital Debt Securities will be legally issued and binding obligations of PPL Capital and the Guarantees thereof will be legally issued and binding obligations of PPL when:

(a)	PPL Capital shall have duly established the terms of the PPL Capital Securities and executed the PPL Capital Securities, PPL shall have duly executed and delivered the Guarantees and the PPL Capital Indenture trustee shall have duly authenticated the PPL Capital Debt Securities and the Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Indenture and all necessary corporate authorizations; and

(b)	PPL Capital shall have issued, sold and delivered the PPL Capital Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

5. The PPL Capital Subordinated Debt Securities will be legally issued and binding obligations of PPL Capital and the Subordinated Guarantees thereof will be legally issued and binding obligations of PPL when:

(a)	PPL Capital shall have duly established the terms of the PPL Capital Subordinated Debt Securities and executed the PPL Capital Subordinated Debt Securities, PPL shall have duly executed and delivered the Subordinated Guarantees and the PPL Capital Subordinated Indenture trustee shall have duly authenticated the PPL Capital Subordinated Debt Securities and the Subordinated Guarantees endorsed thereon, in each case in accordance with the applicable provisions of the PPL Capital Subordinated Indenture and all necessary corporate authorizations; and

(b)	PPL Capital shall have issued, sold and delivered the PPL Capital Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

B.	PPL Energy Securities

1. The PPL Energy Preferred Securities will be legally issued and binding obligations of PPL Energy when:

(a)	PPL Energy shall have duly executed and delivered an appropriate amendment to its limited liability agreement by authorizing the establishment of such Securities;

(b)	PPL Energy shall have duly established the terms of the PPL Energy Preferred Securities and executed the PPL Energy Preferred Securities, in each case in accordance with the provisions of such agreement, applicable law and all necessary limited liability company authorizations; and

(c)	PPL Energy shall have issued, sold and delivered the PPL Energy Preferred Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

2. The PPL Energy Debt Securities will be legally issued and binding obligations of PPL Energy when:

(a)	PPL Energy shall have duly established the terms of the PPL Energy Debt Securities and executed the PPL Energy Debt Securities, and the PPL Energy Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Indenture and all necessary limited liability company authorizations; and

(b)	PPL Energy shall have issued, sold and delivered the PPL Energy Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

3. The PPL Energy Subordinated Debt Securities will be legally issued and binding obligations of PPL Energy when:

(a)	The PPL Energy Subordinated Indenture shall have been duly authorized, executed and delivered by PPL Energy and the trustee thereunder;

(b)	PPL Energy shall have duly established the terms of the PPL Energy Subordinated Debt Securities and executed the PPL Energy Subordinated Debt Securities, and the PPL Energy Subordinated Indenture trustee shall have duly authenticated such securities, in each case in accordance with the applicable provisions of the PPL Energy Subordinated Indenture and all necessary limited liability company authorizations; and

(c)	PPL Energy shall have issued, sold and delivered the PPL Energy Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

C.	PPL Electric Securities

1. The PPL Electric Preferred Stock and the PPL Electric Preference Stock will be validly issued, fully paid and non-assessable when:

(a)	a statement with respect to the shares establishing such Securities shall have been filed with the Department of State of the Commonwealth of Pennsylvania in the form and manner required by law; and

(b)	such Securities shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

2. The PPL Electric Depositary Shares will be legally issued and will entitle holders to the rights specified therein and in the PPL Electric Deposit Agreement when:

(a)	the PPL Electric Deposit Agreement shall have been duly executed and delivered by PPL Electric and the applicable depositary in accordance with the necessary corporate and regulatory authorizations;

(b)	PPL Electric shall have duly established the terms of the PPL Electric Depositary Shares and their issuance and sale in conformity with the PPL Electric Deposit Agreement and applicable law, and the PPL Electric Preferred Stock represented by the PPL Electric Depositary Shares has been duly delivered to the applicable depositaries; and

(c)	the depositary receipts evidencing the PPL Electric Depositary Shares shall have been duly issued against deposit of the PPL Electric Preferred Stock in accordance with the applicable PPL Electric Deposit Agreement and issued, sold and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

3. The PPL Electric Secured Debt Securities will be legally issued and binding obligations of PPL Electric when:

(a)	PPL Electric shall have duly established the terms of the PPL Electric Securities and executed such Securities, and the PPL Electric Indenture trustee shall have duly authenticated the PPL Electric Secured Debt Securities in accordance with the applicable provisions of the PPL Electric Indenture and all necessary corporate and regulatory authorizations; and

(b)	PPL Electric shall have issued, sold and delivered the PPL Electric Secured Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

The foregoing opinions as to the legal and binding nature of the Registrants’ obligations are subject to laws relating to or affecting generally the enforcement of creditor’s rights, including without limitation, bankruptcy, insolvency or reorganization laws and general principles of equity and by requirements of reasonableness, good faith and fair dealing.

The foregoing opinions do not pass upon the validity of the Securities or the matter of compliance with “blue sky” laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

You have informed me that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise me in writing of the terms thereof and (ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

I hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and authorize and consent to the references to me under the caption “Validity of the Securities and the PPL Guarantees” in the Registration Statement and in the prospectus constituting a part thereof. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

I am a member of the Pennsylvania Bar and do not hold myself out as an expert on the laws of any other state. The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania, the Delaware General Corporation Law, and the Delaware Limited Liability Company Act, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, and the federal laws of the United States of America. As to all matters governed by the laws of the State of New York, I have relied upon the opinions of even date herewith of Dewey & LeBoeuf LLP and Simpson Thacher & Bartlett LLP, which are being filed as Exhibits 5.2 and 5.3 to the Registration Statement.

In rendering their opinions, Dewey & LeBoeuf LLP and Simpson Thacher & Bartlett LLP may rely upon this opinion as to matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them. Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ MICHAEL A. MCGRAIL
Michael A. McGrail